Exhibit 10.17
WARRANT TO PURCHASE

COMMON STOCK

OF

Internal Fixation Systems, Inc

This is to certify that Neal Moskowitz/Larry Moskowitz (the "Holder") is entitled, subject to the terms and conditions hereinafter set forth, to purchase 50,000 shares of Common Stock, par value $.000l pershare (the "Common Shares"), of Internal Fixation systems, Inc, a Florida corporation (the "Company"), from the Company at the price per share and on the terms set forth herein and to receive a certificate for the Common Shares so purchased on presentation and surrender to the Company with the subscription form attached, duly executed and accompanied by payment of the purchase price of each share purchased either in cash or by certified or bank cashier's check or other check payable to the order of the Company.

The purchase rights represented by this Warrant are exercisable commencing on the date hereof through and including January 31, 2014, at a price per Common Share of $.10(Ten cents)

The purchase rights represented by this Warrant are exercisable at the option of the registered owner hereof in whole or in part, from time to time, within the period specified; provided, however, that such purchase rights shall not be exercisable with respect to a fraction of a Common Share. In case of the purchase of less than all the Common Shares purchasable under this Warrant, the Company shall cancel this Warrant on surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable hereunder.

The Company agrees at all times to reserve or hold available a sufficient number of Common Shares to cover the number of shares issuable on exercise of this and all other Warrants of like tenor then outstanding.

This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the Common Shires purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

In the event that the outstanding Common Shares hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

(a) The aggregate number, price and kind of Common Shares subject to this Warrant shall be adjusted appropriately;

(b) Rights under this Warrant, both as to the number of subject Common Shares and the Warrant exercise price, shall be adjusted appropriately; and

(c) In the event of dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, this Warrant shall terminate, but the registered owner of this Warrant shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise this Wan-ant in whole or in-part to the extent that- it shall not have-been exercised.

The foregoing adjustments and the manner of application of the foregoing provisions may provide for the elimination of fractional share interests.

The Company shall not be required to issue or deliver any certificate for Common Shares purchased on exercise of this Warrant or any portion thereof prior to fulfillment of all the following conditions:

The Holder acknowledges and recognizes that only piggyback registration rights are provided for in these options. Unless the underlying shares of Common Stock are registered, sales of the Securities may only be made pursuant to Rule 144 under the Securities Act of 1933 (the "Act") at such time as the Company as well as the Holder is able to effect sales of the Warrant (including the shares of Common Stock underlying the Warrant) pursuant to Rule 144 or other applicable exemption.

The Holder shall have the right to exercise all or a portion of this Warrant as follows:

(a) The completion of any required registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other government regulatory body which is necessary;

(b) The obtaining of any approval or other clearance from any federal or state government agency which is necessary;

(c) The obtaining from the registered owner of the Warrant, as required in the sole judgment of the Company, a representation in writing that the owner is acquiring such Common Shares for the owner's own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, if the Warrants and the related shares have not been registered under the Act; and

(d) The placing on the certificate, as required in the sole judgment of the Company, of an appropriate legend and the issuance of stop transfer instructions in connection with this Warrant and the underlying shares of Common Stock to the following effect

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREON THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE WITHOUT THE PRIOR WRITTEN APPROVAL OF COUNSEL OR THE ISSUER BEING AFFIXED TO THIS CERTIFICATE. THE TRANSFER AGENT HAS BEEN ORDERED TO EXECUTE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS."

IN WITNESS WHEREOF, the Company has caused this Wan-ant to be executed by the signature of its duly authorized officer.

Internal Fixation Systems, Inc

	By:	Stephen Dresnick,
Stephen Dresnick, President
Dated:: February 9, 2010

NON-CIRCUMVENTION AGREEMENT

This Non-Circumvention Agreement is made and entered into this Twenty First day of December, 2009 by and between Neal Moskowitz and/or its assigns ("Consultant"), I. F. S. the ( "Company"), and its Agent, RECITALS:

Whereas, Consultant has the ability to locate possible merger and acquisition candidates, as well as sources of financing, investment bankers, and or registered broker dealers, for the Company; and

Whereas, the Company a private company is interested in being introduced to these acquisition candidates and sources of financing and is willing to compensate Consultant for his efforts on his behalf; and

Whereas, Consultant does not want the Company to circumvent him by attempting to deal directly with the acquisition candidates and financing sources, thereby depriving Consultant of his opportunity to receive compensation for his involvement in introducing the Company to these parties.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

1.
If the Company determines to conduct business with either the acquisition candidates or financing sources it meets through the efforts of the Consultant, then the Company agrees to reimburse Consultant for his reasonable business expenses incurred in locating and introducing the Company to these entities. Such expenses shall include, but not be limited to travel, telephone, and food expenses for which he has receipts, up to $250.00 without approval.

2.
In return for Consultant's introduction of these entities to the Company, the Company agrees that Consultant shall be entitled to a fee of ten percent (10%) of the financing obtained or ten percent (10%) of the total value of the stock to be exchanged between the Company and the acquisition candidate. If restricted stock is issued, it shall be registered by the Company at the Company's expense upon demand by Consultant. The stock percentage to be issued shall be based upon what the Company's capitalization will be after the proposed transaction occurs. In addition. a three percent (3%) non-accountable expense reimbursement fee will be due, for a total of up to thirteen (13%)

3.
In the event the Company decides that it is not interested in moving forward with any bonafide merger or acquisition presented to it by its consultants, the consultants shall be compensated at a rate of $2,000.00 per month from the signing of this agreement for services rendered. This fee is payable at closing of any funding transaction entered into by the Company. The terms and conditions of this paragraph are exclusive of the terms and conditions set forth in paragraph 2.

4.
Term

The agreement shall be for a period of 24 months. It may be renewed under the same terms and conditions upon written agreement of both parties. The Agreement shall be terminated earlier upon 60 days written notice by either party, Upon Termination, Consultant agrees to return to Company all materials concerning Company. The Non- Circumvention and Liquidated Damages provisions contained herein, shall survive and shall remain in effect for a period of 24 months following the termination of this Agreement

5.
Non-Circumvention and Liquidated Damages

The Company expressly agrees not to attempt, in any way or manner, to circumvent or deny Consultant's interest in these entities. The Company expressly acknowledges that it is obligated to pay Consultant in accordance with the provisions of Paragraph 2 if it does any business with these entities, notwithstanding the fact that the terms and conditions may vary from those enumerated herein. The parties hereto expressly acknowledge that in the event that the Company breaches this Agreement, the damages resulting from such a breach would be extremely difficult to determine in that the lost, potential future income and business for Consultant his services in this matter would be lost and such damages could be enormous.

6.	Assignability Consultant shall have the right to assign this Agreement but shall provide notice of any assignment to the Company.

7.	Confidentiality All information disclosed between the parties shall be deemed confidential.

8.
Remedies

In the event of the actual or threatened breach of the provisions of this Agreement by a party, the other party shall have the right to obtain injunctive relief and/or specific performance and to seek any other remedy available to it.

9.
Law, Venue, Jurisdiction

This Agreement and all matters and issues collateral thereto shall be governed by the laws of the State of Florida. Venue shall be in the Circuit Court, Broward County, Florida.

10.
Severability

If any provisions of this Agreement becomes or is found to be illegal or unenforceable for any reason, such clause or provision must first be modified to the extent necessary to make this Agreement legal and enforceable and then if necessary, second, severed from the remainder of the Agreement to allow the remainder of the Agreement to remain in full force and effect.

11.	Counterparts This Agreement may be executed in several counterparts, and all of such counterparts taken together shall be deemed to be one Agreement.

12.
Attorneys' Fees

If either part shall commence any action or proceeding against the other in order to enforce the provisions hereof, or to recover damages resulting from the alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including, but not limited to, reasonable attorneys' fees.

13.	Waiver of Breach The waiver by any part of a breach of any provision of this Agreement shall not operate be construed as a waiver of any subsequent breach by any party.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties execute this Agreement as of the date set forth above.

CONSULTANT:

/s/ Neal Moskowitz
Neal Moskowitz

THE COMPANY

/s/ Stephen J. Dresnick, MD
Stephen Dresnick, MD
President and Chairman